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                                     EXHIBIT 4.1

                             FORM OF WARRANT CERTIFICATE

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                                     [FRONT SIDE]


                                   CERTIFICATE FOR
                               PURCHASE OF COMMON STOCK
                   EXPIRATION DATE:                          , 2000
                                  ------------------------

                                     ONTRO, INC.
                INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA

No. W                                                                  Warrants
     --------------------                                --------------

    THIS WARRANT CERTIFICATE CERTIFIES THAT
__________________________________or registered assigns ("the Warrant Holder"), is the registered owner of a Warrant to purchase from Ontro, Inc., a California corporation (the "Company") the above indicated number of shares of its common stock, no par value, ("Share" or Shares"). The Warrant expires on ________________, 2000 (the "Expiration Date"). The Warrant entitles the Warrant Holder to purchase each one Share at the purchase price of $____________ (the "Exercise Price"), commencing _____________________, 1997 and terminating on ____________________, 2000 (the "Exercise Period"). The Warrant may be exercised only upon surrender of this Warrant Certificate with the exercise form hereon duly completed and executed, along with payment of the Exercise Price, at the office of ChaseMellon Shareholder Services, L.L.C. (the "Warrant Agent"), subject only to the conditions set forth herein and in the Warrant Agreement dated as of ____________________________, 1997 by and between the Company and the Warrant Agent (the "Warrant Agreement").

    The Exercise Price, the number of Shares purchasable upon exercise, and the Expiration Date are subject to adjustments upon the occurrence of certain events. The Warrant Holder may exercise the Warrant to purchase all or any number of the Shares underlying the Warrant. Reference hereby is made to the provisions on the reverse side of this Warrant Certificate, and to the provisions of the Warrant Agreement, all of which are incorporated by reference and made a part of this Warrant Certificate as though set forth in full herein. In the event any provision of this Warrant Certificate is inconsistent with the Warrant Agreement, the provisions of the Warrant Agreement shall be controlling.

    The Warrants are redeemable by the Company, at its option, for $0.05 per Warrant following at least 30 days prior notice by the Company to Warrant Holders if the closing price of the Shares equals or exceeds $_________________ for 20 consecutive trading days ending within the 30 days prior to the date the notice of redemption is given, and at such time there is a current effective registration statement covering the Shares underlying the Warrants, and the expiration of the 30 day notice period is within the exercise period.


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                                [FRONT SIDE CONTINUED]

    Upon due presentment for transfer of this Warrant Certificate at the office of the Warrant Agent, along with payment of any tax or governmental charge(s) imposed in connection with such transfer, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a Warrant or Warrants to purchase a like number of Shares, subject to any adjustments made in accordance with the provisions of the Warrant Agreement, shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement.

    The Warrant Holder may exercise the Warrant to purchase all or any whole number of the Shares underlying the Warrant, during the period, and in the manner stated hereon, provided there is: (i) a current prospectus under the Securities Act relating to the Shares, and (ii) such securities are qualified for sale or exempt from qualification under the law in the state of residence of the Warrant Holder. The Exercise Price shall be payable in lawful money of the United States of America, in cash or by certified or bank cashier's check or bank draft payable to the order of the Company. If upon exercise of the Warrant evidenced by this Warrant Certificate the number of Shares purchased shall be less than the total number so evidenced, there shall be issued to the Warrant Holder a new Warrant Certificate evidencing a Warrant to purchase the Shares not so purchased.

    Subject to the following paragraph, no Warrant may be exercised after 5:00 p.m. Pacific Standard Time on the Expiration Date and any Warrant not exercised by such time shall become void, unless otherwise extended by the Company pursuant to written notice thereof delivered to the Warrant Agent.

    The Company may, at its option, modify the Expiration Date of the Warrant or reduce the Exercise Price upon not less than 30 days prior notice to the Warrant Holder in the event that there exists a current Prospectus relating to the Common Stock issuable upon exercise of the Warrant under an effective registration statement filed with the SEC, and qualified for sale, or exempt from qualification under applicable state securities laws. The Warrant Holder will automatically forfeit the right to purchase the Shares issuable upon exercise of the Warrant unless the Warrant is exercised before the close of business on the Expiration Date.

    This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

    Warrant Holders may obtain from the offices of the Warrant Agent at 400 South Hope Street, Fourth Floor, Los Angeles, California 90071, upon request and without charge, a statement of the rights, preferences, privileges and restrictions granted to or imposed upon each class or series of shares authorized to be issued and upon the holders thereof.


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                                [FRONT SIDE CONTINUED]

    IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its President and by its Secretary, each by a facsimile of his/her signature, and has caused a facsimile of its corporate seal to be imprinted hereon.

Dated:                                 ONTRO, INC.
      ---------------------

                        [SEAL]         By:                 By:
                                           --------------      ---------------
                                            President            Secretary

Countersigned:
    ChaseMellon Shareholder Services, L.L.C.
         as Warrant Agent

    By:
        ----------------------------
         Authorized Officer


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                                     [BACK SIDE]

                                 ELECTION TO PURCHASE
                   (To be executed upon your exercise of Warrants)

    The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase

-------------------------------------------------------------------------------.

Shares and herewith tenders payment for such shares in cash or a certified or official bank check payable to the order of the Company in the amount of $_________ and in accordance with the terms hereof. The undersigned represents that a certificate for such shares be registered in the name of

-------------------------------------------------------------------------------.

whose address is
                ---------------------------------------------------------------.

and  that  such  certificate  be  delivered  to
                                               --------------------------------.

whose address is
                ---------------------------------------------------------------.

If said number of shares is less than all the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing Warrants to purchase the remaining balance of the Shares be registered in the name  of
        -----------------------------------------------------------------------.

whose address is
                ---------------------------------------------------------------.

and  that  such  certificate  be  delivered  to
                                               --------------------------------.

whose address is
                ---------------------------------------------------------------.

Dated:                           Signature:
      -------------------                   ------------------------------------
                                 (Signature must conform in all respects to name of Holder as it appears on the face of the Warrant Certificate.)

(Insert Social Security or other identifying number of assignee.)


/s/


    Signature Guaranteed:


                                      ASSIGNMENT
   (To be executed by the registered Holder if such Holder desires to transfer the Warrant Certificate)

    FOR VALUE RECEIVED                hereby sells, assigns and transfers unto
                       ----------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    (Please print name and address of undersigned) of the Warrants evidenced by this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint_________________________________________________________________________
_______ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:                           Signature:
      -------------------                   ------------------------------------
                                 (Signature must conform in all respects to name of Holder as it appears on the face of the Warrant Certificate.)

(Insert Social Security or other identifying number of assignee.)


/s/


    Signature Guaranteed: